UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2024

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203)825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) 2025 Long Term Incentive Plan Awards

On and effective as of December 30, 2024, the Compensation and Leadership Development Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of FuelCell Energy, Inc. (the “Company”) approved the specific components of, and the payout calibration for, certain awards to be made under the Company’s Long Term Incentive Plan (the “LTI Plan”) for fiscal year 2025. The LTI Plan is a sub-plan consisting of awards made under the Company’s 2018 Omnibus Incentive Plan, as amended and restated (the “Omnibus Incentive Plan”). The participants in the LTI Plan include the Company’s named executive officers identified in the table below (the “NEOs”).

The Compensation Committee also approved grants to the NEOs other than the Chief Executive Officer of the Company (the “CEO”), and the independent members of the Board approved a grant to the CEO, in each case under the LTI Plan for fiscal year 2025 (collectively, the “FY 2025 LTI Grants”), consisting of two award components: (1) relative total shareholder return (“TSR”) performance shares (50% of the target long-term incentive award value) and (2) time-vesting restricted stock units (50% of the target long-term incentive award value).

The TSR performance shares granted in fiscal year 2025 will be earned over the three-year performance period ending on October 31, 2027, but will remain subject to a continued service-based vesting requirement until the third anniversary of the date of grant. The performance measure for the relative TSR performance shares is the TSR of the Company relative to the TSR of the Russell 2000 from October 31, 2024 through October 31, 2027, with the award calibration being 100% plus or minus 0.5x the difference between the Company’s TSR and the Russell 2000 Index composite TSR. The award is capped at 200% of the target number of performance shares, and the award is further capped at 100% of the target number of performance shares if the Company’s absolute TSR over the performance period is negative. The Company’s TSR is calculated by subtracting the Company’s beginning stock price (defined as the average closing price of the Company’s common stock over the 20 consecutive trading days ending on October 31, 2024) from the ending stock price (defined as the average closing price of the Company’s common stock over the 20 consecutive trading days ending on October 31, 2027), adding any dividends during the period, and then dividing the result by the Company’s beginning stock price.

The time-vesting restricted stock units granted in fiscal year 2025 will vest at a rate of one-half (1/2) of the total number of restricted stock units on each of the first two anniversaries of the date of grant.

None of the FY 2025 LTI Grants include any dividend equivalent or other stockholder rights.

The relative TSR portion of the FY 2025 LTI Grants shall, to the extent necessary to avoid issuing shares in excess of the remaining shares reserved for issuance under the Omnibus Incentive Plan, be settled in cash. Otherwise, to the extent the awards are earned, they may be settled in shares or cash of an equivalent value.

The Form of Performance Share Award Agreement used for the relative TSR performance shares is filed herewith as Exhibit 10.1 and the Form of Restricted Stock Unit Award Agreement (U.S. Employees) used for the time-vesting restricted stock units was previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 6, 2018.

The target award values of the FY 2025 LTI Grants to the NEOs are as follows:

Named Executive Officer	Target 2025 LTI Plan Award
Jason Few President and Chief Executive Officer	$1,158,300
Michael S. Bishop Executive Vice President, Chief Financial Officer and Treasurer	$450,000
Joshua Dolger Executive Vice President, General Counsel and Corporate Secretary	$247,500
Michael J. Lisowski Executive Vice President, Strategic Partnerships	$220,000
Mark Feasel Executive Vice President and Chief Commercial Officer	$220,000

The number of time-vesting restricted stock units granted to the NEOs as of December 30, 2024, and the target number of performance shares granted to the NEOs as of December 30, 2024, were each determined by dividing one-half of the target award values included in the table above by the average closing price of the Company’s common stock over the 60 consecutive trading days preceding the grant date.

Item 8.01.Other Events.

On and effective as of January 1, 2025, the Board appointed Shankar Achanta to serve as the Company’s Executive Vice President, Chief Product and Technology Officer. Mr. Achanta previously served as the Company’s Senior Vice President, Chief Engineer since April 2024.

In connection with Mr. Achanta’s appointment as the Company’s Executive Vice President, Chief Product and Technology Officer, the Company entered into an employment agreement with Mr. Achanta on and effective as of January 1, 2025 (the “Employment Agreement”). The Employment Agreement provides for an annual base salary of $400,000 and a target annual bonus for fiscal year 2025 equal to 60% of Mr. Achanta’s annual base salary, as determined and approved by the Board or a committee of the Board. Mr. Achanta will also be entitled to participate in the Company’s long-term incentive compensation program under the Omnibus Incentive Plan, with the terms and conditions of any awards granted to Mr. Achanta being in the sole discretion of the Board or a committee thereof.

In the event that the Company terminates the employment of Mr. Achanta without cause (as defined in the Employment Agreement) or Mr. Achanta terminates his employment for good reason (as defined in the Employment Agreement), Mr. Achanta will be entitled to receive a severance payment in an amount equal to six months of his annual base salary at the date of termination plus payment by the Company of his COBRA premiums for up to six months, provided that he elects continuation of coverage under COBRA and he is not eligible for health coverage under another employer’s plan.

In the event that Mr. Achanta’s employment is terminated in connection with a change in control (as defined in the Employment Agreement) by the Company for any reason other than cause or by Mr. Achanta for good reason, Mr. Achanta will be entitled to receive a severance payment in an amount equal to one year of his annual base salary as of the date of termination plus one year of the average of the annual bonuses paid to him since his appointment as Executive Vice President, Chief Product and Technology Officer, or if he has not received any annual bonuses, his target bonus for the year of such termination. The Company also will pay Mr. Achanta’s COBRA premiums for up to 12 months, provided that he elects continuation coverage under COBRA and he is not eligible for health coverage under another employer’s plan. The Employment Agreement also provides that any equity-based awards will accelerate and immediately vest if there is a change in control and Mr. Achanta’s employment with the Company is terminated by the Company without cause or by Mr. Achanta for good reason in connection with the change in control.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

10.1	Form of FuelCell Energy, Inc. 2018 Omnibus Incentive Plan Performance Share Award Agreement – Contingent Cash Settlement (Relative TSR).

10.2	Employment Agreement, dated and effective as of January 1, 2025, between FuelCell Energy, Inc. and Shankar Achanta.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: January 6, 2025	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer, and Treasurer